Exhibit 10.23

Certain identified information has been omitted from this exhibit because it is (i) not material and (ii) of the type that the registrant treats as private or confidential. [***] indicates that information has been omitted.

SECURITY AGREEMENT

This Security Agreement (this “Agreement”), dated as of December 15, 2023 is by and between ZAPATA COMPUTING, INC., a Delaware corporation (“Debtor”) having a principal place of business located at 100 Federal Street, Floor 20, Boston, Massachusetts 02110, each of the subsidiaries of the Debtor party hereto, and Acquiom Agency Services LLC in its capacity as Collateral Agent for the Investors under (with each such term as defined in) the Note Purchase Agreement referenced below (“Secured Party”).

WHEREAS, Debtor and Secured Party are parties to that certain Senior Secured Note Purchase Agreement, dated as of the date hereof (as amended, restated, waived, supplemented and/or modified, from time to time, the “Note Purchase Agreement”), among Debtor, certain Investors (as defined therein) and Secured Party;

WHEREAS, pursuant to the Note Purchase Agreement, Debtor has sold and issued on the date hereof, and may sell or issue after the date hereof, to the Investors on the date hereof the Notes (as defined therein) in an aggregate principal amount up to $20,000,000 (including any Notes issued in exchange for Existing Notes, as such term is defined in the Note Purchase Agreement), plus accrued and unpaid interest of the Existing Notes through the day immediately prior to the date of the exchange; and

WHEREAS, under the terms of the Note Purchase Agreement, Secured Party and the Investors require that Debtor and the Guarantors (as defined herein) enter into this Agreement to secure the obligations of Debtor under the Notes and the other Obligations (as defined herein);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor, the Guarantors and Secured Party hereby agree as follows:

Section 1. Definitions.

(a) Certain Definitions. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(i) “Collateral” means and includes all right, title and interest of each Grantor in and to all of the following property and assets of the Grantor, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located (and, to the extent that any term below is not otherwise defined herein and is defined in the UCC), such term shall have the meaning given to it in the UCC):

A.	all accounts and accounts receivable (the “Accounts”);

B.	all inventory (including raw materials, work-in-process, finished goods and supplies);

C.	all contract rights and general intangibles (including, without limitation, payment intangibles and software);

D.

all property constituting a patent, copyright, trademark (or any issuance, registration, or application in respect of any of the foregoing), service mark, trade name, mask work, trade secret, or any other intellectual property right, including rights in software applications and platforms, software code, databases, technology, processes, methods, formulations, compositions, and inventions or license of any of the foregoing, in each case arising under the laws of any jurisdiction in the world and together with all goodwill associated with any trademark, service mark or trade name (the “Intellectual Property”);

E.	all equipment (including all machinery, furniture and fixtures);

F.	all farm products;

G.	all goods;

H.	all chattel paper (whether tangible or electronic);

I.

all fixtures (excluding any fixtures that are mortgaged to any third-party mortgagee that holds a mortgage on the real property to which such fixtures relate, but only for so long as such mortgage remains in effect);

J.	all investment property (including, without limitation, all financial assets, certificated and uncertificated securities, securities accounts and security entitlements) (the “Pledged Securities”);

K.	all letter-of-credit rights;

L.	all rights under judgments, all commercial tort claims and choses in action;

M.

all books, records and information relating to the Collateral and/or to the operation of Grantor’s business and all rights of access to such books, records and information and all property in which such books, records and information are stored, recorded and maintained;

N.	all instruments, promissory notes, documents of title, documents, policies and certificates of insurance, securities, deposits, deposit accounts, money, cash or other property;

O.	all federal, state and local tax refunds and/or abatements to which Grantor is or becomes entitled no matter how or when arising, including but not limited to any loss carryback tax refunds; and

P.

all insurance proceeds, refunds and premium rebates, including without limitation proceeds of fire and credit insurance, whether any of such proceeds, refunds and premium rebates arise out of any of the foregoing (A-O) or otherwise; and

Q.

to the extent not otherwise included, all proceeds, supporting obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding the foregoing, “Collateral” shall not include the following (the following, collectively, the “Excluded Property”):

(1)

any general intangible, permit, lease, license, contract or other instrument of Debtor to the extent the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or default thereunder or give the other parties thereto the right to terminate, accelerate or otherwise alter Debtor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that (x) any such limitation described in this clause (1) on the security interests granted hereunder shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter Debtor’s rights is not rendered ineffective pursuant to the UCC or any other applicable law and (y) in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder;

(2)

any equipment, property or other asset subject to a security interest or lien securing a capital lease obligation, purchase money indebtedness or equipment financing permitted by Section 4(a)(ii) of the Note Purchase Agreement if and to the extent that the grant of a security interest or lien in any such equipment, property or other asset would be prohibited under the terms of, result in a breach or the termination of or require any consent not obtained under any agreement relating thereto;

(3)

any “intent-to-use” United States trademark applications to the extent that an amendment to allege use or statement of use has not been filed under 15 U.S.C. §1051I or 15 U.S.C. §1051(d), respectively, or if filed, has not been deemed in conformity with 15 U.S.C. §1051(a) or (c), it being agreed that for purposes of this Agreement and the Transaction Documents, no Lien granted to Secured Party on any “intent-to-use” United States trademark applications is intended to be a present assignment thereof; provided, however, that this exclusion shall not include any proceeds (or right to receive proceeds) of any of the assets described in this Clause (A) or any goodwill of any of Debtor’s business associated therewith or attributable thereto; or

(4)	voting stock in excess of 65.0% of any non-domestic subsidiary of any Grantor.

(ii) “Event of Default” means any default or breach of the terms, conditions or covenants of this Agreement (after giving effect to any applicable grace or cure period) or any Event of Default as defined in the Notes.

(iii) “Grantor” means the Debtor and each Guarantor.

(iv) “Guarantor” means each subsidiary of the Debtor organized in a state of the United States other than Zapata Computing Security Corporation, a Massachusetts corporation (“Security Corp”), and any parent that agrees in writing to be a Guarantor hereunder.

(v) “Lien” has the meaning set forth in the Note Purchase Agreement.

(vi) “Obligations” has the meaning set forth in the Notes.

(vii) “Permitted Lien” has the meaning set forth in the Note Purchase Agreement.

(viii) “Required Holders” has the meaning set forth in the Notes.

(ix) “Transaction Documents” has the meaning set forth in the Note Purchase Agreement.

(x) “UCC” means the Uniform Commercial Code as enacted and in effect in the State of New York; provided, however, that with respect to the perfection of Secured Party’s Lien on the Collateral and the effect of perfection or nonperfection thereof, the term “UCC” means, as appropriate in the context, the Uniform Commercial Code as in effect in any jurisdiction the laws of which are made applicable by section 9-301 of the Uniform Commercial Code as in effect in the State of New York.

(b) Other Definitions. Terms used but not otherwise defined herein shall have the meanings given to such terms in the Note Purchase Agreement or the Notes, as appropriate in the context.

(c) Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, and “or” has the inclusive meaning represented by the phrase “and/or”. The words “hereof”, “herein”, “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

Section 2. Security Interest.

(a) To secure the prompt payment and performance of the Obligations in accordance with the terms thereof and of the Transaction Documents, each Grantor hereby grants to Secured Party, for its benefit and for the ratable benefit of the Investors and holders of any Obligations, a continuing security interest, under the UCC and all other applicable law, in and to and Lien on all of its Collateral, whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Grantor shall mark its books and records as may be necessary or appropriate to evidence Secured Party’s security interest. Each Grantor hereby authorizes Secured Party to file or cause to be filed one or more financing statements, amendments to financing statements, intellectual property security filings or other relevant filings with any filing office for the purpose of evidencing, perfecting or continuing perfection of Secured Party’s Lien on the Collateral of Grantor as provided herein.

(b) Subject to the last sentence of this Section 2(b) and Section 6, each Grantor shall take all action that may be necessary or desirable, or that Secured Party may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Secured Party’s security interest in and Lien on the Collateral or to enable Secured Party to protect, exercise or enforce its rights hereunder and in the Collateral. Each Grantor hereby authorizes Secured Party to file, and ratifies any such filings made prior to the date hereof, against such Grantor by Secured Party, one or more financing, continuation or amendment statements pursuant to the UCC in form and substance reasonably satisfactory to the Required Holders. Notwithstanding the foregoing or anything to the contrary herein or in any other Transaction Document, no Grantor shall be required to take any action with respect to the creation, perfection or recordation (or any similar action) of any Lien of Secured Party or any other Investor on any Collateral in or under the law of any jurisdiction other than the United States or any relevant state thereof.

Section 3. Principles Applicable to the Collateral. The parties agree that, at all times during the term of this Agreement, the following provisions shall be applicable to the Collateral:

(a) Without limiting any relevant rights of Secured Party under Section 7 hereof, each Grantor will permit Secured Party to inspect the Collateral and such Grantor’s books and records pertaining thereto at any reasonable time on reasonable prior notice during normal business hours, provided, however, that (1) if requested, Secured Party shall accept all information thereby provided under a written agreement of confidentiality reasonably satisfactory to such Grantor and Secured Party; provided that the terms of such agreement of confidentiality shall not prohibit Secured Party from sharing any information with the Investors, (2) in the reasonable opinion of outside counsel, such disclosure would not (i) violate any duty such Grantor owes to any third party under a written confidentiality agreement or (ii) result in the loss of any attorney-client privilege, and (3) so long as no Event of Default has occurred and is continuing, Debtor shall only be responsible for the costs and expenses of one inspection during each calendar year.

(b) Each Grantor shall maintain and keep (i) its principal place of business and its chief executive office, and (ii) its records concerning the Collateral of such Debtor at the address of the Debtor set forth on the first signature page of this Agreement and at no other location, in each case, without providing thirty (30) days’ prior written notice to Secured Party.

(c) Notwithstanding the security interest in the Collateral granted to and created in favor of Secured Party under this Agreement, each Grantor shall have the right, until such time as Secured Party shall have notified Grantor that it has revoked such right upon the occurrence and during the continuation of an Event of Default, to collect any and all Accounts at its own cost and expense.

(d) Secured Party (acting at the direction of Required Holders) shall have the right when an Event of Default has occurred and is continuing (i) to revoke the right of Grantor granted under Section 3(a) by written notice to Debtor to such effect, (ii) to take over and direct collection of any and all Accounts of Grantor, (iii) to give notice of Secured Party’s security interest in such Accounts to any or all persons obligated to Grantor thereon, and (iv) to direct such persons to make payment of such Accounts directly to Secured Party.

(e) Unless and until an Event of Default shall occur and be continuing and Secured Party shall have delivered a notice contemplated by Section 3(f) below, each Grantor shall be entitled to vote, consent and take any other action with respect to the Pledged Securities in any manner not inconsistent with the terms of any Transaction Document, and Secured Party will, if so requested, execute appropriate revocable proxies therefor.

(f) If an Event of Default shall have occurred and be continuing, if and to the extent that Secured Party (acting at the direction of Required Holders) shall so notify Grantor in writing, only Secured Party shall be entitled to vote or consent or take any other action with respect to the Pledged Securities (and Grantor will, if so requested, execute appropriate proxies therefor).

Section 4. Guarantee.

Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to Secured Party, for the ratable benefit of the Investors, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, or amended and modified, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal, or amendment or modification, of any Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Debtor or any other Grantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Secured Party or any other Investor to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Secured Party or any Investor in favor of the Debtor or any other person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Obligations, whether currently existing or hereafter incurred.

Section 5. Representations and Warranties. Each Grantor hereby represents and warrants to Secured Party, that:

(a) Such Grantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and it has the corporate or other organizational power and authority and the legal right to conduct the business in which it is currently engaged. Grantor’s exact legal name is (and for the prior five years or, if shorter, since the date of incorporation has been, unless otherwise noted), organization identification number is, and state of organization is (and for the prior five years or, if shorter, since the date of incorporation has been, unless otherwise noted) as set forth on Schedule A hereto.

(b) Grantor has the power and authority and the legal right to enter into, execute and deliver, and to perform its obligations under, this Agreement, and it has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement.

(c) This Agreement constitutes a legal, valid and binding obligation of such Grantor enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles.

(d) The execution, delivery and performance by each Grantor of this Agreement will not violate (i) any applicable law or regulation or order of any governmental authority, (ii) the charter, by-laws or other organizational documents of such Grantor, or (iii) any material agreement, instrument or document binding on such Grantor or its assets.

(e) Such Grantor is the legal and beneficial owner of its Collateral free and clear of all Liens other than Permitted Liens.

(f) This Agreement creates a valid first-priority security interest in favor of Secured Party in the Collateral of Grantor (subject only to Permitted Liens) and, when a financing statements naming the Grantor as “Debtor” is filed under the UCC, shall constitute a valid, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens.

(g) Grantor has no commercial tort claims as of the date hereof other than those listed on Schedule B.

(h) Schedule C correctly sets forth, as of the date hereof, (i) with respect to equity interests owned by each Grantor, the percentage of the issued and outstanding units of each class of the equity interests of the issuer thereof and (ii) all debt obligations and promissory notes or instruments evidencing indebtedness, in each case under this clause (ii) in an aggregate principal amount in excess of $100,000.

(i) Schedule D correctly sets forth as of the date hereof, all deposit and security accounts of each Grantor identifying the account name and number, purpose of the account and the depository institution or securities intermediary.

Section 6. Certain Covenants. Until payment in full of the Obligations (other than any inchoate indemnity or similar obligations), each Grantor agrees that:

(a) Subject to (and except as otherwise provided in) this Section and the other provisions hereof, each Grantor will, at its own cost and expense, cause Secured Party’s security interest in the Collateral to be perfected and continue perfected, and for such purpose Grantor will from time to time, promptly following the request of Secured Party execute and file or record, or cause to be filed or recorded, such instruments, documents and notices, including, without limitation, financing statements, continuation statements and intellectual property security interest filings, as Secured Party (acting at the direction of Required Holders) may deem necessary or advisable in order to perfect and continue perfected said security interest. Secured Party is hereby appointed attorney-in-fact for Grantor to do all acts and things which the Required Holders may deem necessary or advisable to preserve, perfect and continue perfected the Secured Party’s security interest in such Collateral, including, without limitation, the signing of financing and other similar statements. Grantor will promptly deliver to Secured Party all such information and documents relating to the Collateral as Secured Party may reasonably request for the performance of this Agreement.

(b) Risk of loss of, damage to or destruction of such Collateral is on the Grantors. Grantors will insure such Collateral against such risks and casualties and in such amounts and with such insurers as are within custom for similar businesses and companies.

(c) Grantors assumes full responsibility for taking any and all necessary steps to preserve its rights in the Accounts of the Grantors against account debtors.

(d) Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral of Grantors if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

(e) Debtor will promptly notify Secured Party in writing of the initiation of any commercial tort claim before any governmental authority by or in favor of any Grantor and will execute and deliver such statements, documents and notices and do and cause to be done all such things as Secured Party (acting at the direction of Required Holders) may reasonably deem necessary, appropriate or convenient, or as are required by law, to create, perfect and maintain Secured Party’s security interest in any commercial tort claim.

(f) Within 90 days following the date of this Agreement (or such other longer period as the Secured Party (acting at the direction of Required Holders) may reasonably approve), each Grantor shall cause the financial institution(s) at which its deposit accounts or securities accounts (other than any Excluded Accounts) are held as of the date hereof to enter into deposit account and/or securities account control agreement(s) with Secured Party in form and substance reasonably satisfactory to Secured Party (acting at the direction of Required Holders). As used herein, “Excluded Accounts” means (1) any account that has an average monthly balance of less than $50,000 (so long as the average monthly balance in all such excluded accounts does not exceed $100,000), (2) any payroll or other employee benefit account or similar account, and (3) any trust or similar account for the benefit of a third party.

(g) Each Grantor (i) shall deliver to Security Agent all physical security certificates (if any), promissory notes, instruments and similar Collateral (x) listed on Schedule C to this Agreement within ten (10) days following the date of this Agreement, accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Secured Party (acting at the direction of Required Holders) and by such other instruments and documents as Secured Party (acting at the direction of Required Holders) may reasonably request, and (y) as Secured Party (acting at the direction of Required Holders) may reasonably deem necessary or advisable from time to time in order to perfect its security interest hereunder therein, (ii) use commercially reasonable efforts to obtain, promptly following request of Secured Party (acting at the direction of Required Holders), (A) a customary written acknowledgment, in form and substance reasonably satisfactory to Secured Party (acting at the direction of Required Holders), from any warehouseman or similar bailee having possession of any material inventory or other material tangible Collateral that such bailee holds such Collateral for the benefit of Secured Party, and/or (B) a customary agreement, in form and substance reasonably satisfactory to the Secured Party (acting at the direction of Required Holders), with the landlord with respect to any leased headquarters or other similar principal business location leased by Grantor providing for access by Secured Party to Grantor’s personal property located on such landlord’s premises and subordinating any landlord’s Lien in such property to Secured Party’s Lien created by this Agreement, and (iii) subject to Section 6(f) hereof, promptly following request of Secured Party, take such actions as Secured Party (acting at the direction of Required Holders) reasonably requests to provide Secured Party with control, as provided in the UCC, with respect to any deposit accounts, securities accounts, letter of credit rights or electronic chattel paper, with any agreement establishing such control to be in form and substance reasonably satisfactory to Secured Party (acting at the direction of Required Holders).

(h) Each Grantor shall maintain and keep (i) its principal place of business and its chief executive office, and (ii) its principal records concerning the Collateral of such Grantor at the address of Grantor set forth on the signature page hereof and at no other location, in each case, without providing 30 days prior written notice to Secured Party.

Section 7. Events of Default.

(a) If one or more Events of Default shall occur and be continuing, then, and in any such event, Secured Party (with the consent and at the direction of the Required Holders) may forthwith proceed to exercise, on behalf of the Investors, any one or more of the rights and remedies afforded a secured party by the UCC and such other rights and remedies which it may have at law or in equity, consistent with this Agreement, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative. For the avoidance of doubt, only the Secured Party (with the consent and at the direction of the Required Holders), not any Investor acting individually on its own behalf, may exercise any such rights and remedies. Without limiting the foregoing, Secured Party shall have the following rights, exercisable on behalf of the Investors after ten (10) days’ prior written notice (or such longer period, if any, required by applicable law) to Debtor and without prior judicial hearing or legal proceedings, all of which each Grantor hereby expressly waives:

(i) to enter any premises where Collateral is located and to take possession and control of the same;

(ii) to enforce collection, at Grantor’s expense and either in the name of Secured Party or the name of Grantor, of any or all of the Accounts by suit or otherwise, to surrender, release or exchange all or any part thereof, or to compromise or extend or renew (whether or not longer than the original period) any indebtedness thereunder;

(iii) to sell all or any portion of the Collateral at public or private sale at such place or places and at such time or times and in such manner and upon such terms, whether for cash or credit, as Secured Party in its sole discretion may determine; and

(iv) to endorse in the name of Grantor any instrument, howsoever received by Secured Party, representing proceeds of any of the Collateral.

Secured Party shall apply the proceeds of any sale or other disposition of any realization of the Collateral after default first to the payment of the reasonable costs and expenses incurred by Secured Party in connection with such sale or other disposition or realization, including reasonable attorneys’ fees and legal expenses, second to the repayment of the Obligations to Secured Party and the Investors in accordance with this Agreement, the Notes and the Note Purchase Agreement, whether on account of principal or interest or otherwise, pro rata, based on the then unpaid principal and accrued but unpaid interest on the Notes held by each Investor, and then to the payment of the balance, if any, to Debtor or as otherwise required by law. If the proceeds of any such sale or other disposition of the Collateral are insufficient to pay the Obligations and Secured Party’s costs hereunder or under any Transaction Document, Grantors shall be liable for any deficiency in accordance with the terms of the Transactions Documents.

(b) Upon the occurrence and during the continuation of any Event of Default, Grantors shall promptly upon demand by Secured Party (acting at the direction of Required Holders) assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which shall be reasonably convenient to both parties. The right of Secured Party under this Section to have the Collateral assembled and made available to it is the essence of this Agreement and Secured Party may, at its election, enforce such right by a bill in equity for specific performance.

Section 8. Termination. Upon payment in full in cash of the Obligations (other than inchoate indemnity or similar obligations), this Agreement and all rights and obligations of the parties hereunder, and all Liens in favor of Secured Party or any Investor hereunder or any of the other Transaction Documents, shall automatically terminate and be of no further force or effect, and Secured Party and the Investors shall, at Debtor’s expense, upon the written request of Debtor, execute and deliver to Debtor and file such instruments or documents acknowledging the release and termination of the security interests created by this Agreement as Debtor shall reasonably request from time to time and shall authorize Debtor to file the appropriate termination statements and other formation documents evidencing the same, and shall duly assign and deliver to Debtor such of the Collateral as may be in the possession of Secured Party or any Investor. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 9. Subrogation and Marshaling. Each Grantor hereby waives, surrenders and agrees not to claim or enforce, so long as the Obligations or any portion thereof (other than inchoate indemnity or similar obligations) remains outstanding, (a) any right to be subrogated in whole or in part to any right or claim of the holder of any part of the Obligations and (b) any right to require marshaling of any assets of any Grantor, which right of subrogation or marshaling might otherwise arise from any payment to the holder of any part of the Obligations arising out of the enforcement of the Liens granted hereby, or any other Lien granted by any Grantor or any other person to Secured Party, or the liquidation of or the realization upon the Collateral of any Grantor, any other collateral granted by any Grantor or any other person to Secured Party, or any part thereof.

Section 10. Miscellaneous.

(a) Notices. Unless otherwise provided herein, any notice or demand which is required or permitted to be given under this Agreement shall be deemed to have been sufficiently given and received the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by e-mail or facsimile (without receipt of a notice of error in transmission), (iv) one (1) business day after being deposited with an overnight courier service of recognized standing having specified next day delivery, or (v) four days after being deposited in the U.S. mail, first class with postage prepaid; (a) if to Secured Party, at Secured Party’s address, e-mail address or facsimile number set forth on Secured Party’s signature page hereto, or at such other address as Secured Party shall have furnished the Debtor in writing or (b) if any Grantor, to the Grantor’s address, e-mail address or facsimile number set forth on Grantor’s signature page hereto.

(b) Counterparts; Integration; Headings. This Agreement may be executed in more than one counterpart, each of which when taken together shall constitute one and the same instrument. This Agreement, together with the other Transaction Documents, is intended by Grantors to be the final, complete and exclusive expression of the agreement among Grantors and Secured Party. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof. The words “execute,” “sign,” “signature” and words of like import in this Agreement shall be deemed to include electronic signatures, if applicable, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable federal or state law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

(c) Severability. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

(d) Amendments in Writing; No Waiver; Cumulative Remedies. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Secured Party (subject to the written consent of the Required Holders and all other terms and conditions of Section 9(a) of the Note Purchase Agreement) and Grantors. No failure or delay on the part of Secured Party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege hereunder or under any Transaction Document; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or of any other right, remedy, power or privilege. The rights and remedies of Secured Party herein are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(e) Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Grantors and shall inure to the benefit of Secured Party and its successors and assigns; provided, however, that (i) no Grantor may assign any of its rights or obligations under this Agreement without the consent of Secured Party and (ii) Secured Party may not assign any of its rights or obligations under this Agreement without the consent of Debtor, not to be unreasonably withheld (provided that no consent of Debtor shall be required if either (x) an Event of Default shall have occurred or be continuing or (y) such assignment is to an Investor or an affiliate of an Investor) or (z) such assignment is in connection with a resignation of the Secured Party as Collateral Agent.

(f) Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The UCC shall govern the attachment, perfection and the effect of attachment and perfection of Secured Party’s interest in the Collateral, and the rights, duties and obligations of Grantors and Secured Party with respect thereto. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereof. The parties hereby agree that any suit, action or proceeding against the other arising out of or based upon this Agreement may be instituted in or removed to a state court located in the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. The parties waive service of process in the State of New York and agree to be served by regular mail, return receipt requested, at their respective addresses. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

(g) No Liability. The Secured Party shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Holders or in the absence of its own gross negligence or willful misconduct as determined by the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.

(h) Indemnification.

(i) Each Grantor hereby agrees to indemnify and hold harmless the Secured Party (and any sub-agent thereof) and each affiliate of the Secured Party and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of the Secured Party and its affiliates (each, a “Related Party”) of any of the foregoing persons (each, an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any person (including any Grantor) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any Grantor enforceable against such Grantor in accordance with their terms, whether brought by a third party or by any Grantor, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(ii) To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Note or the use of proceeds thereof. No Indemnitee shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby by unintended recipients.

(iii) Each Grantor agrees to pay or reimburse the Secured Party for all its costs and expenses incurred in collecting against such Grantor its Obligations or otherwise protecting, enforcing or preserving any rights or remedies under this Agreement and the other Transaction Documents to which such Grantor is a party, including the fees and other charges of counsel (including the allocated fees and expenses of internal counsel) to the Secured Party.

(iv) All amounts due under this Section 10(h) shall be payable promptly after demand therefor, shall constitute Obligations and shall bear interest from and including the date of such demand thereto through, but excluding in all events, the date paid, until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due payment under the Transaction Documents.

(v) Without prejudice to the survival of any other agreement of any Grantor under this Agreement or any other Transaction Documents, the agreements and obligations of each Grantor contained in this Section 10(h) shall survive termination of the Transaction Documents and payment in full of the Obligations and all other amounts payable under this Agreement.

(vi) To the extent not paid by the Grantors, each Investor agrees that it shall be liable to the Collateral Agent for its ratable share (taking into account such Investor’s holding of Notes as a percentage of the aggregate then-outstanding principal balance of all Notes) of such amounts due under this Section 10(h).

Section 11. Survival of Representations and Warranties. All of Grantors’ representations and warranties in this Agreement are continuing and shall survive until all Obligations outstanding or contracted for (other than inchoate indemnity or similar obligations) have been paid in full in cash.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first written above.

DEBTOR:

ZAPATA COMPUTING, INC.

By:	/s/ Christopher Savoie
Name: Christoher Savoie
Title: CEO

Address:	100 Federal Street, Fl. 20
Boston, MA 02110
Email:
Fax:

GUARANTOR:

ZAPATA GOVERNMENT SERVICES, INC.

By:	/s/ Christopher Savoie
Name: Christoher Savoie
Title: CEO

Address:	100 Federal Street, Fl. 20
Boston, MA 02110
Email:
Fax:

SECURED PARTY:
ACQUIOM AGENCY SERVICES LLC

By:	/s/ Karyn Kesselring
Name: Karyn Kesselring
Title: Director

Address:	950 17th Street, Suite 1400
Denver, CO 80202
Attn: Karyn Kesselring
Email:

SCHEDULE A

Zapata Computing, Inc., a Delaware corporation; organization ID number: 6600878.

Zapata Government Services, Inc., a Delaware corporation; organization ID number: 6024049

SCHEDULE B

Commercial Tort Claims

Zapata Computing, Inc.: None

Zapata Government Services, Inc.: None

SCHEDULE C

Zapata Computing, Inc.

Issuer	Percent Owned	Number of Shares Issued	Certificate No. (if certificated)
Zapata Government Services, Inc.	100%	1,000	C-1
Zapata Computing Security Corporation	100%	100	C-1
Zapata Computing Canada, Inc.	100%	10,000	C-1
Zapata Computing U.K. Limited	100%	100	N/A
Zapata Japan, Inc.	100%	1,000	N/A
Zapata Computing Spain, S.L.	100%	3,000	N/A

Zapata Government Services, Inc.

None

SCHEDULE D

Deposit and Security Accounts

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